Exhibit 10.1.f

RESTRICTED STOCK AWARD NO.   ________________

AGL RESOURCES INC.
2007 OMNIBUS PERFORMANCE INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT

This Agreement between AGL Resources Inc. (the “Company”) and the Recipient sets forth the terms of Restricted Stock awarded under the above-named Plan. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

Name of Recipient: _________________________________

Date of Award: _________________________________                                                                           Number of Restricted Shares:  _______________________

Restricted Shares: “Restricted Shares” means those shares of Common Stock that are subject to the restrictions imposed hereunder which restrictions have not then expired or terminated.  Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered.  These restrictions shall apply to all shares of Common Stock or other securities issued with respect to Restricted Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Common Stock of the Company.

Vesting:  The Restricted Shares shall first become vested and non-forfeitable as follows:

________ percent of Restricted Shares vested on the first anniversary of the date of award; and
        ________ percent of Restricted Shares vested on each successive anniversary of the date of award.

Other:  _______________________________________________________________________________________

Forfeiture; Termination of employment:  If you terminate employment for any reason prior to the time that the Restricted Shares become vested and non-forfeitable, then all Restricted Shares will be forfeited as of the date of your termination of employment.

Change in Control: Notwithstanding the above, in the event of a Change in Control of the Company, all Restricted Shares shall become fully vested and non-forfeitable pursuant to Section 10.2 of the Plan, if (a) they are not assumed or substituted by the Surviving Entity, or (b) they are assumed or substituted by the Surviving Entity, but within two years following the Change in Control your employment is terminated without Cause or you resign for Good Reason.

Shareholder rights: You shall have all of the rights of a shareholder with respect to the Restricted Shares, other than dividend rights.

Transferability: You may not transfer restricted shares still subject to restriction.

This Agreement is subject to the terms and conditions of the Plan.  You have received a copy of the Plan’s prospectus that includes a copy of the Plan.  By signing this agreement, you agree to the terms of the Plan and this Agreement, which may be amended only upon a written agreement signed by the Company and you.

This ____ day of __________, 2_______.

AGL RESOURCES INC.                                                                                                RECIPIENT:
By:

Melanie M. Platt,                                                                                     __________________________________________________
Senior Vice President